Provident Financial Services, Inc. Announces Third Quarter Earnings and Declares Quarterly Cash Dividend

ISELIN, NJ, October 28, 2016 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $22.9 million, or $0.36 per basic and diluted share, for the three months ended September 30, 2016, compared to net income of $20.6 million, or $0.33 per basic and diluted share, for the three months ended September 30, 2015. For the nine months ended September 30, 2016, the Company reported net income of $65.2 million, or $1.03 per basic share and $1.02 per diluted share, compared to net income of $62.2 million, or $0.99 per basic and diluted share for the same period last year.
Earnings for the three and nine months ended September 30, 2016 were favorably impacted by growth in average loans outstanding, growth in both average non-interest bearing and interest bearing core deposits, along with growth in non-interest income. These factors helped mitigate the impact of compression in the net interest margin.
Earnings for the nine months ended September 30, 2015, were impacted by $413,000 of non-recurring transaction costs associated with the April 1, 2015 acquisition by Beacon Trust Company of The MDE Group and the equity interests of Acertus Capital Management, LLC (collectively “MDE”).
Christopher Martin, Chairman, President and Chief Executive Officer commented: "Our positive third quarter financial results, including record net interest income, were marked by strong commercial loan and core deposit growth.  This reflects an increase in overall customer confidence within our markets.  Asset quality further improved from already sound levels, and we remain focused on expense management with annualized non-interest expense to average assets held below 2% as we continue to battle margin compression."
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.18 per common share payable on November 30, 2016, to stockholders of record as of the close of business on November 15, 2016.
Balance Sheet Summary
Total assets increased $478.3 million to $9.39 billion at September 30, 2016, from $8.91 billion at December 31, 2015, primarily due to a $352.9 million increase in total loans and a $63.2 million increase in total investments.
The Company’s loan portfolio increased $352.9 million, or 5.4%, to $6.89 billion at September 30, 2016, from $6.54 billion at December 31, 2015. Loan originations totaled $2.3 billion and loan purchases totaled $28.6 million for the nine months ended September 30, 2016. The loan portfolio had net increases of $168.6 million in commercial mortgage loans, $150.5 million in multi-family mortgage loans and $119.8 million in commercial loans, partially offset by net decreases of $41.1 million in residential mortgage loans, $28.1 million in consumer loans and $14.8 million in construction loans. Commercial real estate, commercial and construction loans represented 74.6% of the loan portfolio at September 30, 2016, compared to 72.1% at December 31, 2015.
At September 30, 2016, the Company’s unfunded loan commitments totaled $1.38 billion, including commitments of $630.3 million in commercial loans, $346.5 million in construction loans and $100.8 million in commercial mortgage loans. Unfunded loan commitments at December 31, 2015 and September 30, 2015 were $1.15 billion and $1.20 billion, respectively.
Total investments increased $63.2 million, or 4.2%, to $1.58 billion at September 30, 2016, from $1.52 billion at December 31, 2015, largely due to purchases of mortgage-backed and municipal securities and an increase in unrealized gains on securities available for sale, partially offset by principal repayments on mortgage-backed securities, maturities of municipal and agency bonds and sales of certain mortgage-backed securities.
Total deposits increased $603.5 million, or 10.2%, during the nine months ended September 30, 2016, to $6.53 billion, from $5.92 billion at December 31, 2015. Total core deposits, which consist of savings and demand deposit accounts, increased $674.8 million to $5.86 billion at September 30, 2016, from $5.18 billion at December 31, 2015, while time deposits decreased $71.3 million to $668.4 million at September 30, 2016, from $739.7 million at December 31, 2015. The increase in core deposits was largely attributable to a $367.4 million increase in interest bearing demand deposits, a $118.0 million increase in money market deposits, a $100.2 million increase in non-interest bearing demand deposits and an $89.2 million increase in savings deposits. Core deposits represented 89.8% of total deposits at September 30, 2016, compared to 87.5% at December 31, 2015.
Borrowed funds decreased $185.3 million, or 10.8% during the nine months ended September 30, 2016, to $1.52 billion, as wholesale funding was replaced by net inflows of deposits for the period. Borrowed funds represented 16.2% of total assets at September 30, 2016, a decrease from 19.2% at December 31, 2015.
Stockholders’ equity increased $48.2 million, or 4.0% for the nine months ended September 30, 2016, to $1.24 billion, primarily due to net income earned for the period and an increase in unrealized gains on securities available for sale, partially offset by dividends paid to stockholders. Common stock repurchases made in connection with withholding to cover income taxes on the vesting of stock-based compensation for the nine months ended September 30, 2016 totaled 147,237 shares at an average cost of $18.46. At September 30, 2016, 3.2 million shares remained eligible for repurchase under the current authorization. Book value per share and tangible book value per share(1) at September 30, 2016 were $18.84 and $12.43, respectively, compared with $18.26 and $11.75, respectively, at December 31, 2015.
Results of Operations
Net Interest Income and Net Interest Margin
For the three months ended September 30, 2016, net interest income increased $2.4 million to $65.0 million, from $62.5 million for the same period in 2015. Net interest income for the nine months ended September 30, 2016 increased $5.8 million, to $192.0 million, from $186.1 million for the same period in 2015. The improvement in net interest income was due to growth in average loans outstanding resulting from organic originations and increases in both average interest bearing core deposits and average non-interest bearing demand deposits, partially offset by period-over-period compression in the net interest margin. The growth in average core deposits mitigated the Company's need to utilize higher-cost sources to fund loan growth.
The Company’s net interest margin decreased six basis points to 3.05% for the quarter ended September 30, 2016, from 3.11% for the trailing quarter. The weighted average yield on interest-earning assets decreased seven basis points to 3.57% for the quarter ended September 30, 2016, compared with 3.64% for the quarter ended June 30, 2016. The weighted average cost of interest-bearing liabilities for the quarter ended September 30, 2016 decreased one basis point to 0.65%, compared with 0.66% for the trailing quarter. The average cost of interest bearing deposits for the quarter ended September 30, 2016 increased one basis point to 0.34%, from 0.33% for the quarter ended June 30, 2016. Average non-interest bearing demand deposits totaled $1.25 billion for the quarter ended September 30, 2016, compared with $1.21 billion for the quarter ended June 30, 2016. The average cost of borrowed funds for the quarter ended September 30, 2016 was 1.70%, compared with 1.72% for the trailing quarter.
The net interest margin decreased eight basis points to 3.05% for the quarter ended September 30, 2016, compared with 3.13% for the quarter ended September 30, 2015. The weighted average yield on interest-earning assets decreased nine basis points to 3.57% for the quarter ended September 30, 2016, compared with 3.66% for the quarter ended September 30, 2015, while the weighted average cost of interest bearing liabilities remained unchanged at 0.65% for the quarter ended September 30, 2016, compared to the third quarter of 2015. The average cost of interest bearing deposits for the quarter ended September 30, 2016 was 0.34%, compared with 0.31% for the same period last year. Average non-interest bearing demand deposits totaled $1.25 billion for the quarter ended September 30, 2016, compared with $1.15 billion for the quarter ended September 30, 2015. The average cost of borrowed funds for the quarter ended September 30, 2016 was 1.70%, compared with 1.61% for the same period last year.
For the nine months ended September 30, 2016, the net interest margin decreased eight basis points to 3.10%, compared with 3.18% for the nine months ended September 30, 2015. The weighted average yield on interest earning assets declined nine basis points to 3.63% for the nine months ended September 30, 2016, compared with 3.72% for the nine months ended September 30, 2015, while the weighted average cost of interest bearing liabilities remained unchanged at 0.66% for the nine months ended September 30, 2016, compared to the nine months ended September 30, 2015. The average cost of interest bearing deposits for the nine months ended September 30, 2016 was 0.33%, compared with 0.31% for the same period last year. Average non-interest bearing demand deposits totaled $1.22 billion for the nine months ended September 30, 2016, compared with $1.10 billion for the nine months ended September 30, 2015. The average cost of borrowings for the nine months ended September 30, 2016 was 1.71%, compared with 1.73% for the same period last year.
Non-Interest Income
Non-interest income totaled $14.1 million for the quarter ended September 30, 2016, an increase of $2.0 million, or 16.2%, compared to the same period in 2015. Other income increased $2.5 million for the three months ended September 30, 2016, compared to the same period in 2015, largely due to a $1.2 million increase in net gains on loan sales, an $876,000 increase in net fees on loan-level interest rate swap transactions and a $354,000 increase in net gains on the sale of foreclosed real estate. Wealth management income decreased $488,000 to $4.3 million for the three months ended September 30, 2016, compared to $4.8 million for the same period in 2015. The decrease in wealth management income was primarily due to a shift in the mix of assets under management which negatively impacted fees earned, along with a reduction in income associated with the licensing of indices to exchange traded fund ("ETF") providers. Fee income decreased $93,000 to $6.1 million for the three months ended September 30, 2016, compared to $6.2 million for the same period in 2015, largely due to a $191,000 decrease in commercial loan prepayment fee income, partially offset by a $96,000 increase in deposit related fee income. Net gains on securities transactions decreased $48,000 for the three months ended September 30, 2016, compared to the same period in 2015.
For the nine months ended September 30, 2016, non-interest income totaled $40.9 million, an increase of $1.6 million, or 3.9%, compared to the same period in 2015. Other income increased $1.5 million to $4.4 million for the nine months ended September 30, 2016, compared with the same period in 2015, largely due to a $1.4 million increase in net gains on loan sales, a $432,000 increase in net gains on the sale of foreclosed real estate, and a $335,000 gain recognized on the sale of deposits resulting from a strategic branch divestiture, partially offset by a $1.4 million decrease in net fees on loan-level interest rate swap transactions. Also contributing to the increase in non-interest income, wealth management income increased $679,000 to $13.1 million for the nine months ended September 30, 2016, largely due to fees from assets under management acquired in the MDE acquisition, which closed April 1, 2015. This increase in wealth management income was offset in part by a reduction in income associated with the licensing of indices to ETF providers. Partially offsetting these increases in non-interest income, net gains on securities transactions and fee income decreased $596,000 and $156,000, respectively, for the nine months ended September 30, 2016, compared to the same period in 2015. The decrease in fee income was largely due to a $1.1 million decrease in commercial loan prepayment fee income, partially offset by increases in both deposit and loan-related fee income.
Non-Interest Expense
For the three months ended September 30, 2016, non-interest expense increased $2.2 million to $45.9 million, compared to the three months ended September 30, 2015. Compensation and benefits expense increased $1.9 million to $26.7 million for the three months ended September 30, 2016, compared to $24.8 million for the same period in 2015. This increase was principally due to additional salary expense related to annual merit increases, and an increase in the accrual for incentive compensation, partially offset by a decrease in stock-based compensation. Other operating expenses increased $377,000 to $6.9 million for the three months ended September 30, 2016, compared to the same period in 2015, largely due to an increase in legal expense and an increase in debit card expense related to the Company's issuance of chip-enabled debit cards. In addition, advertising and promotion expenses increased $189,000 to $787,000 for the three months ended September 30, 2016, compared to the same period in 2015, largely due to the timing of the Company's advertising campaigns. Partially offsetting these increases in non-interest expense, the amortization of intangibles decreased $245,000 for the three months ended September 30, 2016, compared with the same period in 2015, as a result of scheduled reductions in amortization. Additionally, FDIC insurance expense decreased $156,000 to $1.1 million for three months ended September 30, 2016, compared to $1.3 million for the same period in 2015. This decrease was due to the FDIC's reduction of assessment rates for depository institutions with less than $10.0 billion in assets, effective for the quarter ended September 30, 2016. The decrease in the FDIC assessment rate was partially offset by an increase in the Company's total assets subject to assessment.

The Company’s annualized non-interest expense as a percentage of average assets(1) was 1.96% for the quarter ended September 30, 2016, compared with 1.97% for the same period in 2015. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income)(1) was 58.01% for the quarter ended September 30, 2016, compared with 58.42% for the same period in 2015.
Non-interest expense for the nine months ended September 30, 2016 was $136.6 million, an increase of $3.5 million from $133.2 million for the nine months ended September 30, 2015. Compensation and benefits expense increased $5.1 million to $78.5 million for the nine months ended September 30, 2016, compared to $73.4 million for the nine months ended September 30, 2015, due to increased salary expense associated with new employees from MDE, additional salary expense associated with annual merit increases, an increase in the accrual for incentive compensation and an increase in employee medical and retirement benefit costs. In addition, data processing expense increased $420,000 to $9.8 million for the nine months ended September 30, 2016, compared to $9.4 million for the same period in 2015, principally due to an increase in software maintenance costs. Net occupancy costs decreased $1.2 million, to $18.7 million for the nine months ended September 30, 2016, compared to the same period in 2015, principally due to a decrease in seasonal expenses resulting from a milder winter, combined with decreases in facilities and equipment maintenance expenses. The amortization of intangibles decreased $435,000 for the nine months ended September 30, 2016, compared with the same period in 2015, as a result of scheduled reductions in amortization. In addition, other operating expenses decreased $217,000 to $20.6 million for the nine months ended September 30, 2016, compared to the same period in 2015, largely due to $413,000 of non-recurring professional services costs associated with the MDE transaction for the nine months ended September 30, 2015, partially offset by an increases in debit card maintenance costs, foreclosed real estate expense and non-performing asset-related expenses. Advertising and promotion expenses decreased $173,000 to $2.6 million for the nine months ended September 30, 2016, compared to the same period in 2015, largely due to the timing of the Company's advertising campaigns.
Asset Quality
The Company’s total non-performing loans at September 30, 2016 were $40.0 million, or 0.58% of total loans, compared with $43.0 million, or 0.63% of total loans at June 30, 2016 and $39.6 million, or 0.62% of total loans at September 30, 2015. The $3.0 million decrease in non-performing loans at September 30, 2016, compared with the trailing quarter, was due to a $1.8 million decrease in non-performing residential mortgage loans, a $1.5 million decrease in non-performing commercial loans, a $777,000 decrease in non-performing multi-family loans and a $423,000 decrease in non-performing consumer loans, partially offset by a $1.4 million increase in non-performing commercial mortgage loans and a $175,000 increase in non-performing construction loans. At September 30, 2016, impaired loans totaled $44.4 million with related specific reserves of $2.1 million, compared with impaired loans totaling $45.3 million with related specific reserves of $2.3 million at June 30, 2016. At September 30, 2015, impaired loans totaled $67.9 million with related specific reserves of $2.4 million.
At September 30, 2016, the Company’s allowance for loan losses was 0.89% of total loans, a decrease from 0.90% at June 30, 2016, and a decrease from 0.94% of total loans at September 30, 2015. The decline in this loan coverage ratio from the quarter ended September 30, 2015, was largely the result of an overall improvement in asset quality. The Company recorded provisions for loan losses of $1.0 million and $4.2 million for the three and nine months ended September 30, 2016, respectively, compared with provisions of $1.4 million and $3.1 million for the three and nine months ended September 30, 2015, respectively. For the three and nine months ended September 30, 2016, the Company had net charge-offs of $845,000 and $4.5 million, respectively, compared with net charge-offs of $560,000 and $4.4 million, respectively, for the same periods in 2015. The allowance for loan losses decreased $336,000 to $61.1 million at September 30, 2016, from $61.4 million at December 31, 2015.
At September 30, 2016 and December 31, 2015, the Company held $10.1 million and $10.5 million of foreclosed assets, respectively. During the nine months ended September 30, 2016, there were 19 additions to foreclosed assets with a carrying value of $3.1 million and 21 properties sold with a carrying value of $2.9 million. Foreclosed assets at September 30, 2016 consisted of $5.5 million of residential real estate, $4.4 million of commercial real estate and $139,000 of marine vessels. Total non-performing assets at September 30, 2016 decreased $5.0 million, or 9.0%, to $50.1 million, or 0.53% of total assets, from $55.1 million, or 0.62% of total assets at December 31, 2015.

Income Tax Expense
For the three and nine months ended September 30, 2016, the Company’s income tax expense was $9.3 million and $26.8 million, respectively, compared with $9.0 million and $27.0 million, for the three and nine months ended September 30, 2015, respectively. The Company’s effective tax rates were 28.8% and 29.1% for the three and nine months ended September 30, 2016, respectively, compared with 30.5% and 30.3% for the three and nine months ended September 30, 2015, respectively, as a greater proportion of income was derived from non-taxable sources in the current year periods. Also, in the third quarter of 2016, the Company adopted Accounting Standards Update ("ASU”) No. 2016-09, "Compensation - Stock Compensation (Topic 718)." The adoption of this ASU resulted in a $252,000 decrease in income tax expense for the three and nine months ended September 30, 2016, and reduced the effective tax rates for the three and nine months ended September 30, 2016, by 79 basis points and 27 basis points, respectively.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Friday, October 28, 2016 at 10:00 a.m. Eastern Time to discuss highlights of the Company’s financial results for the quarter ended September 30, 2016. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at provident.bank by going to Investor Relations and clicking on Webcast.
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its quarterly reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Footnotes
(1) Tangible book value per share, return on average tangible equity, annualized core non-interest expense as a percentage of average assets and the core efficiency ratio are non-GAAP financial measures. Please refer to the Notes on page 9 which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
September 30, 2016 (Unaudited) and December 31, 2015
(Dollars in Thousands)

Assets	September 30, 2016	December 31, 2015

Cash and due from banks	$117,348	$100,899
Short-term investments	42,326	1,327
Total cash and cash equivalents	159,674	102,226

Securities available for sale, at fair value	1,032,235	964,534
Investment securities held to maturity (fair value of $495,516 at September 30, 2016 (unaudited) and $488,331 at December 31, 2015)	476,359	473,684
Federal Home Loan Bank Stock	71,019	78,181
Loans	6,890,586	6,537,674
Less allowance for loan losses	61,088	61,424
Net loans	6,829,498	6,476,250
Foreclosed assets, net	10,087	10,546
Banking premises and equipment, net	85,207	88,987
Accrued interest receivable	25,305	25,766
Intangible assets	423,678	426,277
Bank-owned life insurance	187,140	183,057
Other assets	89,799	82,149
Total assets	$9,390,001	$8,911,657

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$4,784,360	$4,198,788
Savings deposits	1,074,708	985,478
Certificates of deposit of $100,000 or more	293,085	324,215
Other time deposits	375,345	415,506
Total deposits	6,527,498	5,923,987
Mortgage escrow deposits	24,285	23,345
Borrowed funds	1,522,368	1,707,632
Other liabilities	71,570	60,628
Total liabilities	8,145,721	7,715,592

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 66,028,442 outstanding at September 30, 2016 and 65,489,354 outstanding at December 31, 2015	832	832
Additional paid-in capital	1,003,837	1,000,810
Retained earnings	538,429	507,713
Accumulated other comprehensive income (loss)	5,974	(2,546)
Treasury stock	(265,078)	(269,014)
Unallocated common stock held by the Employee Stock Ownership Plan	(39,714)	(41,730)
Common Stock acquired by the Directors' Deferred Fee Plan	(6,014)	(6,517)
Deferred Compensation - Directors' Deferred Fee Plan	6,014	6,517
Total stockholders' equity	1,244,280	1,196,065
Total liabilities and stockholders' equity	$9,390,001	$8,911,657

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and Nine Months Ended September 30, 2016 and 2015 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Interest income:
Real estate secured loans	$45,262	$44,541	$134,411	$131,424
Commercial loans	16,093	13,767	46,419	40,875
Consumer loans	5,627	5,646	16,657	17,234
Securities available for sale and Federal Home Loan Bank stock	5,576	5,672	17,074	17,708
Investment securities held to maturity	3,349	3,368	10,011	10,150
Deposits, federal funds sold and other short-term investments	138	19	252	41
Total interest income	76,045	73,013	224,824	217,432

Interest expense:
Deposits	4,441	3,639	12,397	10,851
Borrowed funds	6,633	6,827	20,477	20,432
Total interest expense	11,074	10,466	32,874	31,283
Net interest income	64,971	62,547	191,950	186,149
Provision for loan losses	1,000	1,400	4,200	3,100
Net interest income after provision for loan losses	63,971	61,147	187,750	183,049

Non-interest income:
Fees	6,137	6,230	19,309	19,465
Wealth management income	4,262	4,750	13,084	12,405
Bank-owned life insurance	1,382	1,248	4,083	3,913
Net (loss) gain on securities transactions	(43)	5	54	650
Other income (expense)	2,328	(123)	4,378	2,922
Total non-interest income	14,066	12,110	40,908	39,355

Non-interest expense:
Compensation and employee benefits	26,725	24,784	78,496	73,399
Net occupancy expense	6,227	6,186	18,729	19,935
Data processing expense	3,328	3,239	9,845	9,425
FDIC Insurance	1,117	1,273	3,732	3,763
Amortization of intangibles	767	1,012	2,628	3,063
Advertising and promotion expense	787	598	2,567	2,740
Other operating expenses	6,899	6,522	20,628	20,845
Total non-interest expense	45,850	43,614	136,625	133,170
Income before income tax expense	32,187	29,643	92,033	89,234
Income tax expense	9,281	9,034	26,798	27,027
Net income	$22,906	$20,609	$65,235	$62,207

Basic earnings per share	$0.36	$0.33	$1.03	$0.99
Average basic shares outstanding	63,728,393	63,034,185	63,545,065	62,868,745

Diluted earnings per share	$0.36	$0.33	$1.02	$0.99
Average diluted shares outstanding	63,934,886	63,198,299	63,727,723	63,029,389

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
STATEMENTS OF INCOME:
Net interest income	$64,971	$62,547	$191,950	$186,149
Provision for loan losses	1,000	1,400	4,200	3,100
Non-interest income	14,066	12,110	40,908	39,355
Non-interest expense	45,850	43,614	136,625	133,170
Income before income tax expense	32,187	29,643	92,033	89,234
Net income	22,906	20,609	65,235	62,207
Diluted earnings per share	$0.36	$0.33	$1.02	$0.99
Interest rate spread	2.92%	3.01%	2.97%	3.06%
Net interest margin	3.05%	3.13%	3.10%	3.18%

PROFITABILITY:
Annualized return on average assets	0.98%	0.93%	0.95%	0.96%
Annualized return on average equity	7.33%	6.93%	7.11%	7.11%
Annualized return on average tangible equity (2)	11.13%	10.93%	10.88%	11.12%
Annualized non-interest expense to average assets (3)	1.96%	1.97%	2.00%	2.06%
Annualized core non-interest expense to average assets (3)	1.96%	1.97%	2.00%	2.05%
Efficiency ratio (4)	58.01%	58.42%	58.67%	59.05%
Core efficiency ratio (4)	58.01%	58.42%	58.67%	58.87%

ASSET QUALITY:
Non-accrual loans			$40,016	$39,634
90+ and still accruing			—	—
Non-performing loans			40,016	39,634
Foreclosed assets			10,087	10,128
Non-performing assets			50,103	49,762
Non-performing loans to total loans			0.58%	0.62%
Non-performing assets to total assets			0.53%	0.56%
Allowance for loan losses			$61,088	$60,464
Allowance for loan losses to total non-performing loans			152.66%	152.56%
Allowance for loan losses to total loans			0.89%	0.94%

AVERAGE BALANCE SHEET DATA:
Assets	$9,328,946	$8,776,667	$9,133,000	$8,640,000
Loans, net	6,730,854	6,282,018	6,607,963	6,154,229
Earning assets	8,420,908	7,890,101	8,224,380	7,769,306
Core deposits	5,746,057	5,067,217	5,480,122	5,029,289
Borrowings	1,550,148	1,684,659	1,600,023	1,580,080
Interest-bearing liabilities	6,748,118	6,377,944	6,610,432	6,302,058
Stockholders' equity	1,242,710	1,180,426	1,226,011	1,169,134
Average yield on interest-earning assets	3.57%	3.66%	3.63%	3.72%
Average cost of interest-bearing liabilities	0.65%	0.65%	0.66%	0.66%

LOAN DATA:
Mortgage loans:
Residential			$1,214,095	$1,258,009
Commercial			1,884,699	1,777,193
Multi-family			1,384,541	1,193,730
Construction			316,803	302,302
Total mortgage loans			4,800,138	4,531,234
Commercial loans			1,554,052	1,325,077
Consumer loans			538,061	575,715
Total gross loans			6,892,251	6,432,026
Premium on purchased loans			5,330	5,711
Unearned discounts			(39)	(44)
Net deferred			(6,956)	(6,749)
Total loans			$6,890,586	$6,430,944

Notes and Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Book and Tangible Book Value per Share
			At September 30,
			2016	2015
Total stockholders' equity			$1,244,280	$1,183,973
Less: total intangible assets			423,678	429,001
Total tangible stockholders' equity			$820,602	$754,972

Shares outstanding			66,028,442	65,378,205

Book value per share (total stockholders' equity/shares outstanding)			$18.84	$18.11
Tangible book value per share (total tangible stockholders' equity/shares outstanding)			$12.43	$11.55

(2) Annualized Return on Average Tangible Equity
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Total average stockholders' equity	$1,242,710	$1,180,426	$1,226,011	$1,169,134
Less: total average intangible assets	424,151	432,472	424,993	421,418
Total average tangible stockholders' equity	$818,559	$747,954	$801,018	$747,716

Net income	$22,906	$20,609	$65,235	$62,207

Annualized return on average tangible equity (net income/total average stockholders' equity)	11.13%	10.93%	10.88%	11.12%

(3) Annualized Non-Interest Expense/Average Assets Calculation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Total non-interest expense	45,850	43,614	136,625	133,170
Less: non-recurring MDE acquisition expense	—	—	—	413
Core non-interest expense	$45,850	$43,614	$136,625	$132,757

Average assets	$9,328,946	$8,776,667	$9,133,000	$8,640,000

Annualized non-interest expense/average assets	1.96%	1.97%	2.00%	2.06%
Annualized core non-interest expense/average assets	1.96%	1.97%	2.00%	2.05%

(4) Efficiency Ratio Calculation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net interest income	$64,971	$62,547	$191,950	$186,149
Non-interest income	14,066	12,110	40,908	39,355
Total income	$79,037	$74,657	$232,858	$225,504

Non-interest expense	45,850	43,614	136,625	133,170
Less: non-recurring MDE acquisition expense	—	—	—	413
Core non-interest expense	$45,850	$43,614	$136,625	$132,757

Efficiency ratio (non-interest expense/income)	58.01%	58.42%	58.67%	59.05%
Core efficiency ratio (core non-interest expense/income)	58.01%	58.42%	58.67%	58.87%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	September 30, 2016			June 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$109,260	$136	0.48%	$57,045	$72	0.51%
Federal funds sold and other short-term investments	1,834	2	0.44%	1,582	—	0.06%
Investment securities (1)	482,020	3,349	2.78%	476,492	3,331	2.80%
Securities available for sale	1,024,821	4,717	1.84%	999,750	4,861	1.95%
Federal Home Loan Bank stock	72,119	859	4.73%	72,683	857	4.73%
Net loans: (2)
Total mortgage loans	4,711,610	45,262	3.80%	4,596,722	44,916	3.89%
Total commercial loans	1,475,262	16,093	4.29%	1,437,994	15,374	4.25%
Total consumer loans	543,982	5,627	4.12%	553,691	5,394	3.92%
Total net loans	6,730,854	66,982	3.93%	6,588,407	65,684	3.97%
Total Interest-Earning Assets	$8,420,908	$76,045	3.57%	$8,195,959	$74,805	3.64%

Non-Interest Earning Assets:
Cash and due from banks	99,185			104,823
Other assets	808,853			806,514
Total Assets	$9,328,946			$9,107,296

Interest-Bearing Liabilities:
Demand deposits	$3,419,978	$2,691	0.31%	$3,219,568	$2,404	0.30%
Savings deposits	1,074,963	508	0.19%	1,033,385	390	0.15%
Time deposits	703,029	1,242	0.70%	761,361	1,341	0.71%
Total Deposits	5,197,970	4,441	0.34%	5,014,314	4,135	0.33%

Borrowed funds	1,550,148	6,633	1.70%	1,581,576	6,760	1.72%
Total Interest-Bearing Liabilities	6,748,118	11,074	0.65%	6,595,890	10,895	0.66%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,251,116			1,208,091
Other non-interest bearing liabilities	87,002			78,387
Total non-interest bearing liabilities	1,338,118			1,286,478
Total Liabilities	8,086,236			7,882,368
Stockholders' equity	1,242,710			1,224,928
Total Liabilities and Stockholders' Equity	$9,328,946			$9,107,296

Net interest income		$64,971			$63,910

Net interest rate spread			2.92%			2.98%
Net interest-earning assets	$1,672,790			$1,600,069

Net interest margin (3)			3.05%			3.11%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.25x			1.24x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	9/30/16	6/30/16	3/31/16	12/31/15	09/30/15
	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.
Interest-Earning Assets:
Securities	2.14%	2.27%	2.36%	2.33%	2.26%
Net loans	3.93%	3.97%	3.97%	4.03%	4.02%
Total interest-earning assets	3.57%	3.64%	3.66%	3.70%	3.66%

Interest-Bearing Liabilities:
Total deposits	0.34%	0.33%	0.32%	0.31%	0.31%
Total borrowings	1.70%	1.72%	1.71%	1.65%	1.61%
Total interest-bearing liabilities	0.65%	0.66%	0.68%	0.66%	0.65%

Interest rate spread	2.92%	2.98%	2.98%	3.04%	3.01%
Net interest margin	3.05%	3.11%	3.11%	3.17%	3.13%

Ratio of interest-earning assets to interest-bearing liabilities	1.25x	1.24x	1.24x	1.24x	1.24x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	September 30, 2016			September 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$66,671	$248	0.50%	$22,114	$41	0.25%
Federal funds sold and other short term investments	1,619	4	0.20%	1,399	—	0.04%
Investment securities (1)	477,564	10,011	2.79%	473,566	10,150	2.86%
Securities available for sale	996,790	14,464	1.94%	1,045,938	15,401	1.96%
Federal Home Loan Bank stock	73,773	2,610	5.31%	72,060	2,307	4.28%
Net loans: (2)
Total mortgage loans	4,617,611	134,411	3.85%	4,330,326	131,424	4.02%
Total commercial loans	1,437,716	46,419	4.27%	1,230,402	40,875	4.41%
Total consumer loans	552,636	16,657	4.02%	593,501	17,234	3.88%
Total net loans	6,607,963	197,487	3.96%	6,154,229	189,533	4.09%
Total Interest-Earning Assets	$8,224,380	$224,824	3.63%	$7,769,306	$217,432	3.72%

Non-Interest Earning Assets:
Cash and due from banks	100,833			79,853
Other assets	807,787			790,841
Total Assets	$9,133,000			$8,640,000

Interest-Bearing Liabilities:
Demand deposits	$3,231,073	$7,284	0.30%	$2,942,981	$5,937	0.27%
Savings deposits	1,033,281	1,184	0.15%	986,756	768	0.10%
Time deposits	746,055	3,929	0.70%	792,241	4,146	0.70%
Total Deposits	5,010,409	12,397	0.33%	4,721,978	10,851	0.31%
Borrowed funds	1,600,023	20,477	1.71%	1,580,080	20,432	1.73%
Total Interest-Bearing Liabilities	$6,610,432	$32,874	0.66%	$6,302,058	$31,283	0.66%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,215,768			1,099,552
Other non-interest bearing liabilities	80,789			69,256
Total non-interest bearing liabilities	1,296,557			1,168,808
Total Liabilities	7,906,989			7,470,866
Stockholders' equity	1,226,011			1,169,134
Total Liabilities and Stockholders' Equity	$9,133,000			$8,640,000

Net interest income		$191,950			$186,149

Net interest rate spread			2.97%			3.06%
Net interest-earning assets	$1,613,948			$1,467,248

Net interest margin (3)			3.10%			3.18%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.24x			1.23x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Nine Months Ended
	9/30/2016	9/30/2015	9/30/2014
Interest-Earning Assets:
Securities	2.28%	2.33%	2.37%
Net loans	3.96%	4.09%	4.27%
Total interest-earning assets	3.63%	3.72%	3.84%

Interest-Bearing Liabilities:
Total deposits	0.33%	0.31%	0.34%
Total borrowings	1.71%	1.73%	1.90%
Total interest-bearing liabilities	0.66%	0.66%	0.69%

Interest rate spread	2.97%	3.06%	3.15%
Net interest margin	3.10%	3.18%	3.27%

Ratio of interest-earning assets to interest-bearing liabilities	1.24x	1.23x	1.22x